Exhibit 99.1

NEWS RELEASE

TREX COMPANY REPORTS FIRST QUARTER 2024 RESULTS

Robust First Quarter Sales Reflect Double-Digit Sell-Through for Premium Products and Early Buy Program

Gross Margin Expansion Driven by Higher Utilization and Cost Efficiencies

Guiding to Second Quarter Revenues of $380 million to $390 million

Reaffirms Full Year 2024 Guidance

WINCHESTER, Va. —May 9, 2024— Trex Company, Inc. (NYSE:TREX) (Trex or Company), the world’s #1 brand of high-performance, low-maintenance and eco-friendly composite decking and railing and a leading brand in outdoor living products, today announced financial results for the first quarter of 2024.

First Quarter Financial 2024 Highlights

•	Net sales of $374 million

•	Gross margin of 45.4%

•	Net income of $89 million and diluted earnings per share of $0.82

•	EBITDA of $133 million and EBITDA margin of 35.6%

CEO Comments

“This was an exceptionally strong quarter for Trex, reflecting the continued appeal of the Outdoor Living category and demonstrating strong consumer demand for Trex branded products. Sell-through for premium products was at double-digit levels in the first quarter, as our expanded portfolio drove strong end-market demand, and our channel partners took advantage of our Early Buy program, after ending the year with historically low inventories,” said Bryan Fairbanks, President and CEO.

“First quarter trends and feedback from the Trex dealer and distributor network indicate that the industry has returned to stability and normalized stocking behaviors. Channel inventories are at appropriate levels, and those inventories were built to support our partners’ ability to meet the seasonal nature of the decking and railing business.

“Profitability outpaced sales growth once again as higher utilization and our investments in production efficiencies more than offset the expected increase in SG&A costs.

“Supporting our strategy to gain share and expand addressable markets through the development of new ancillary products, we announced and began accepting orders for Trex®-branded deck fasteners in the first quarter. This category expansion, when fully seeded in 2024, will include solutions for every composite deck fastening and finishing need, and is engineered to make installation easier and more efficient for contractors. In addition, the new Trex-branded deck fasteners will deliver a clean, cohesive esthetic to the consumer, make it easy for customers to choose Trex for their entire project and position Trex as a one-stop supplier for decking, railing, and accessories.” Mr. Fairbanks noted.

First Quarter 2024 Results

First quarter 2024 net sales were $374 million, up 57% compared to $239 million reported in the prior-year quarter. The growth in net sales was driven, in part, by the shift of our Early Buy season from the fourth quarter of 2023 that added approximately $75 million in incremental first quarter 2024 sales, the channel recalibrating inventories to prepare for the seasonal demand and increased consumer demand. Total sell-through increased at a mid-single digit rate in the first quarter.

Gross profit was $170 million and gross margin was 45.4%, up 80% and 580 basis points, respectively, compared to the $94 million and 39.6% reported in the same quarter last year. Gross margin benefitted from a combination of increased capacity utilization along with related production efficiencies, and continued implementation of our cost improvement initiatives.

Selling, general and administrative expenses were $51 million, or 13.5% of net sales, compared to $37 million, or 15.7% of net sales, in the 2023 first quarter. This increase is aligned with accelerated branding and marketing program spend for newly launched products, and new product development initiatives.

Net income for the 2024 first quarter was $89 million, or $0.82 per diluted share, compared to $41 million, or $0.38 per diluted share, reported in the 2023 first quarter. EBITDA was $133 million, compared to $69 million, and EBITDA margin was 35.6%, compared to 28.8% in the prior year period.

Recent Developments & Recognitions

•	Builders FirstSource honored Trex with the Morris Tolly National Supplier of the Year award and as Supplier of the Year for the Northeast Region.

•

Barron’s recognized Trex as one of the “100 Most Sustainable U.S. Companies”, a reflection on Trex’s commitment to sustainability, innovation, and corporate responsibility. Trex is the only decking brand to be included on this year’s list.

•

Trex was named Green Builder Media’s Sustainable Brand Leader in the decking category. Trex is the only brand in the building industry to win top honors in its category every year since the program started in 2010.

•	Trex was recognized as a winner in Good Housekeeping’s 2024 Sustainable Innovation Awards for its innovative Trex Transcend® Lineage™ decking.

•

Trex was named “America’s Most Trusted® Outdoor Decking*” for the fourth consecutive year in a nationwide study conducted by Lifestory Research, highlighting the connection between consumers and the Trex brand.

Summary and Outlook

“Robust first quarter performance represented an excellent start to the year and supports our expectations for substantial growth in 2024. The Outdoor Living category continues to thrive as consumers remain in their homes longer and prioritize investments that offer fuller enjoyment of their outdoor spaces, while increasing the value of their homes. As the market leader, Trex remains the primary beneficiary of the ongoing conversion from wood to composites that is estimated at an average pace of approximately 200 basis points a year,” continued Mr. Fairbanks.

“With our Early Buy program completed in the first quarter, we expect our second quarter sales to be in the $380 million to $390 million range.

“We are pleased to reaffirm our full year guidance for revenues of $1.215 billion to $1.235 billion and EBITDA margin to be in the range of 30.0% and 30.5%, representing year-on-year revenue growth of 12% at the midpoint. In 2024, we plan to continue to invest in marketing and branding programs, R&D, new product development, and cost-out programs, all areas that have yielded substantial returns for Trex,” Mr. Fairbanks concluded.

First Quarter 2024 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first quarter 2024 results on Thursday, May 9, 2024, at 5:00 p.m. ET. To participate on the day of the call, dial 1-844-792-3734, or internationally 1-412-317-5126, approximately ten minutes before the call, and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at 1Q24 Earnings Webcast. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available within 24 hours after the call on the Trex website. The audio replay will be available for 30 days.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures of earnings before interest, income taxes, depreciation and amortization (EBITDA) and EBITDA as a percentage of net sales, EBITDA margin. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP and are not meant to be considered superior to or a substitute for our GAAP results. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of these non-GAAP financial measures to GAAP information are included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Reconciliation of net income (GAAP) to EBITDA (non-GAAP) is as follows:

	Three Months Ended March 31,
	2024	2023
	($ in thousands)
Net Income	$89,070	$41,131
Interest (income) expense, net	(5)	1,985
Income tax expense	29,947	13,832
Depreciation and amortization	14,154	11,914

EBITDA	$133,166	$68,862

Net income as a percentage of net sales	23.8%	17.2%
EBITDA as a percentage of net sales (EBITDA margin)	35.6%	28.8%

About Trex Company

For more than 30 years, Trex Company [NYSE: TREX] has invented, reinvented and defined the composite decking category. Today, the Company is the world’s #1 brand of sustainably made, wood-alternative decking and deck railing, and a leader in high performance, low-maintenance outdoor living products. The undisputed global leader, Trex boasts the industry’s strongest distribution network with products sold through more than 6,700 retail outlets across six continents. Through strategic licensing agreements, the Company offers a comprehensive outdoor living portfolio that includes deck drainage, flashing tapes, LED lighting, outdoor kitchen components, pergolas, spiral stairs, fencing, lattice, cornhole and outdoor furniture – all marketed under the Trex® brand. Based in Winchester, Va., Trex is proud to have been named America’s Most Trusted® Outdoor Decking* four years in a row (2021-2024). The Company was also recently included on Barron’s list of the 100 Most Sustainable U.S. Companies 2024, named one of America’s Most Responsible Companies 2024 by Newsweek and ranked as one of the 100 Best ESG Companies for 2023 by Investor’s Business Daily. For more information, visit Trex.com. You may also follow Trex on Facebook (trexcompany), Instagram (trexcompany), X (Trex_Company), LinkedIn (trex-company), TikTok (trexcompany), Pinterest (trexcompany) and Houzz (trex-company-inc), or view product and demonstration videos on the brand’s YouTube channel (TheTrexCo).

*Trex received the highest numerical score in the proprietary Lifestory Research 2021-2024 America’s Most Trusted® Outdoor Decking studies. Study results are based on experiences and perceptions of people surveyed. Your experiences may vary. Visit www.lifestoryresearch.com.

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: the extent of market acceptance of the Company’s current and newly developed products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products and raw materials; the Company’s ability to obtain raw materials, including scrap polyethylene, wood fiber, and other materials used in making our products, at acceptable prices; increasing inflation in the macro-economic environment; the Company’s ability to maintain product quality and product performance at an acceptable cost; the Company’s ability to increase throughput and capacity to adequately match supply with demand; the level of expenses associated with warranty claims, product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of current and upcoming data privacy laws and the EU General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics and geopolitical conflicts; and material adverse impacts related to labor shortages or increases in labor costs. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Net sales	$373,635	$238,718
Cost of sales	204,023	144,290

Gross profit	169,612	94,428
Selling, general and administrative expenses	50,600	37,480

Income from operations	119,012	56,948
Interest (income) expense, net	(5)	1,985

Income before income taxes	119,017	54,963
Provision for income taxes	29,947	13,832

Net income	$89,070	$41,131

Basic earnings per common share	$0.82	$0.38

Basic weighted average common shares outstanding	108,640,168	108,771,958

Diluted earnings per common share	$0.82	$0.38

Diluted weighted average common shares outstanding	108,790,625	108,916,261

Comprehensive income	$89,070	$41,131

TREX COMPANY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$3,053	$1,959
Accounts receivable, net	373,470	41,136
Inventories	123,885	107,089
Prepaid expenses and other assets	12,958	22,070

Total current assets	513,366	172,254
Property, plant and equipment, net	729,993	709,402
Operating lease assets	25,010	26,233
Goodwill and other intangible assets, net	18,058	18,163
Other assets	6,531	6,833

Total assets	$1,292,958	$932,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,350	$23,963
Accrued expenses and other liabilities	91,940	56,734
Accrued warranty	4,901	4,865
Line of credit	223,000	5,500

Total current liabilities	369,191	91,062
Deferred income taxes	67,226	72,439
Operating lease liabilities	17,602	18,840
Non-current accrued warranty	18,233	17,313
Other long-term liabilities	16,560	16,560

Total liabilities	488,812	216,214

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 360,000,000 shares authorized; 141,056,063 and 140,974,843 shares issued and 108,692,757 and 108,611,537 shares outstanding at March 31, 2024 and December 31, 2023, respectively	1,411	1,410
Additional paid-in capital	138,561	140,157
Retained earnings	1,425,128	1,336,058
Treasury stock, at cost, 32,363,306 and 32,363,306 shares at March 31, 2024 and December 31, 2023, respectively	(760,954)	(760,954)

Total stockholders’ equity	804,146	716,671

Total liabilities and stockholders’ equity	$1,292,958	$932,885

TREX COMPANY, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Operating Activities
Net income	$89,070	$41,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,154	11,915
Deferred Income Taxes	(5,212)	—
Stock-based compensation	3,155	1,972
Loss (gain) on disposal of property, plant and equipment	2,122	—
Other non-cash adjustments	121	121
Changes in operating assets and liabilities:
Accounts receivable	(332,333)	(204,014)
Inventories	(16,796)	13,571
Prepaid expenses and other assets	(319)	291
Accounts payable	26,238	2,975
Accrued expenses and other liabilities	12,041	3,361
Income taxes receivable/payable	33,715	13,206

Net cash used in operating activities	(174,044)	(115,471)

Investing Activities
Expenditures for property, plant and equipment	(37,720)	(39,192)
Proceeds from sales of property, plant and equipment	106	—

Net cash used in investing activities	(37,614)	(39,192)

Financing Activities
Borrowings under line of credit	258,500	200,500
Principal payments under line of credit	(41,000)	(53,000)
Repurchases of common stock	(5,145)	(1,592)
Proceeds from employee stock purchase and option plans	397	316
Financing costs	—	30

Net cash provided by financing activities	212,752	146,254

Net increase (decrease) in cash and cash equivalents	1,094	(8,409)
Cash and cash equivalents at beginning of period	1,959	12,325

Cash and cash equivalents at end of period	$3,053	$3,916

Contacts:

Brenda K. Lovcik

Senior Vice President and CFO

540-542-6300

Lynn Morgen

Casey Kotary

ADVISIRY Partners

212-750-5800

lynn.morgen@advisiry.com

casey.kotary@advisiry.com